SYNTHETIC BLOOD INTERNATIONAL, INC.
                                        3189 Airway Avenue, Bldg
C.
                                   Costa Mesa, CA 92626
                                   714-427-6363
                                   Fax 714-427-6361


February 21, 2001

Synthetic Blood International has agreed to loan $30,000 to Roger
Ekbom interest free for a period of 6 months. The loan is to be pain in full on September 1, 2001.

/s/ Roger Ekbom

/s/ Robert Nicora, President